SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


                          Date of Report: April 1, 2002
                                -----------------

                        BROADLEAF CAPITAL PARTNERS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Colorado                814-00175                    87-0410039
(State or other jurisdiction of   (Commission                (I.R.S. Employer
         incorporation)            File Number)           Identification Number)


                             2531 San Jacinto Street
                              San Jacinto, CA 92583
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (909) 652-3885
                            -------------------------
                           (Issuer's telephone number)

                          PEACOCK FINANCIAL CORPORATION
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         Item 5. Other Events

         At the annual meeting of shareholders on March 11, 2002, the shareholders of the company approved the following actions:

              (a) The change of the company's name to Broadleaf Capital
                  Partners, Inc;
              (b) A reverse stock split of 100:1;
              (c) A change of corporate domicile to Nevada.

         The name change was effective March 14, 2002. The reverse split became effective as of March 21, 2002. The company's new trading symbol on the OTC Bulletin Board is BDLF.

         The change of corporate domicile will become effective upon the filing of appropriate documents with the state of Colorado and the state of Nevada. The company is in the process of preparing the necessary documents. A subsequent report will be filed at time of the effectiveness of the change of legal domicile.




                                       BROADLEAF CAPITAL PARTNERS, INC.

                                       /s/ ROBERT A. BRANER
                                       --------------------------------
                                       Robert A. Braner, President and
                                       Chief Operating Officer

Date: April 1, 2002.